Exhibit 99

                             TEXT OF PRESS RELEASE

5G WIRELESS COMMUNICATIONS APPOINTS BUY.COM CO-FOUNDER MURRAY WILLIAMS TO BOARD

INDEPENDENT DIRECTOR WILL ALSO CHAIR AUDIT COMMITTEE

MARINA DEL REY, CA - NOVEMBER 10, 2004 -- 5G Wireless Communications, Inc. (OTCBB: FGWC), an innovative incubator of strategic information and communications technologies, announced today that Murray Williams has been appointed to the board of directors and will chair the company's audit committee.

Mr. Williams was one of the founding members of Buy.com, Inc., the second largest multi-category e-commerce company in the world. Between 1998 and 2001, he successfully developed the finance, legal, business development and HR departments, and the company enjoyed its greatest success while he was its highest-ranking financial officer, responsible for securing over $225 million in private financing.

"Besides providing the necessary oversight of our subsidiary accounting functions, Mr. Williams possesses the necessary experience to be classified as an audit committee financial expert under SEC rules," stated Jerry Dix, 5G
Wireless Communications CEO. "He offers a tremendous breadth of technology business expertise that he can bring to bear on increasing the efficiency of day to day operations. And, as we begin the process of evaluating strategic acquisitions, he will guide us in negotiations and assessing the numbers."

"After taking the time to review the company's products, plan of operations and management team, it is truly an honor to have the opportunity to become part of such an exciting company on its way to greatness," added Williams. "I look forward to participating in the planning and direction of 5G Wireless to help the company achieve its goals."

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Mr. Williams obtained vast international  business experience managing Buy.com's growth strategy into Europe, Canada and Australia. In addition, he was responsible for their expansion into eleven core product categories, and successfully completed three acquisitions.

Prior to joining Buy.com, he was employed with KPMG Peat Marwick, LLP from 1993 through 1998, and last served as a Manager in their assurance practice. He managed a team of over 20 professionals specializing in financial services with an emphasis on public offerings, private financings and mergers/acquisitions.

A CPA who received the license in 1995, Mr. Williams is a member of the AICPA and received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison.

ABOUT 5G WIRELESS COMMUNICATIONS, INC.

5G Wireless Communications, Inc. (OTCBB: FGWC), located in Marina del Rey, CA, is a Business Development Corporation developing a diverse portfolio of companies with innovative applications in the information and communications technology sectors. Holdings currently include 5G Wireless Solutions, Inc., a private, wholly-owned subsidiary, which develops and markets broadband wireless networks for university and municipal campuses, and provides WiFi networking equipment for a select group of VARs and WISPs.

For   additional   information,   please  visit   www.5Gwireless.com.   Or  call
800.916.1611.

Contact

Frank Simonelli
VP/Communications
5G Wireless Communications, Inc.
310.448.8044
frank@5gwireless.com

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise which could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited, to those set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

All product or service names mentioned herein are the trademarks of their respective owners.

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